Exhibit 10.1

FORM OF SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) is being made and entered into as of [•], 2026, by and among the stockholders listed on Schedule A hereto (together with any subsequent stockholders or transferees who become “Stockholders” pursuant to Section 3, collectively, the “Stockholders” and each, individually, a “Stockholder”) and Madison Parent Inc., a Delaware corporation (“Parent”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below) without giving effect to any amendment or modification to the Merger Agreement after the date hereof.

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Madison Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Clear Channel Outdoor Holdings, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), pursuant to which, on the terms and subject to the conditions thereof, (a) Merger Sub shall be merged with and into the Company, (b) the separate corporate existence of Merger Sub shall thereupon cease and (c) the Company shall ıcontinue as the surviving corporation of the Merger and a wholly owned subsidiary of Parent (the “Merger”);

WHEREAS, as of the date hereof, each Stockholder is the record or beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the number of shares of common stock, par value $0.01 per share, of the Company (“Company Shares”), set forth opposite such Stockholder’s name on Schedule A hereto (all such Company Shares, together with any additional Company Shares of which such Stockholder may become the record or beneficial owner, whether on the exercise of options or warrants, conversion of convertible securities or otherwise, from and after the date hereof until the Expiration Time (as defined below), the “Subject Shares”); and

WHEREAS, as a condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent has required that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the parties hereto hereby agree, severally and not jointly, as follows:

1. Voting of Shares. Each Stockholder hereby agrees that, during the period commencing on the date of this Agreement and continuing until the Expiration Time (such period, the “Term”), at any meeting of the Company Stockholders, however called, including any adjournment or postponement of each of the foregoing, and in connection with any written consent of the Company Stockholders, such Stockholder shall, in each case to the fullest extent that the Subject Shares are entitled to vote or consent thereon as of the applicable record date:

(a) appear (in person or by proxy) at each such meeting or otherwise cause all of the Subject Shares that such Stockholder is entitled to vote to be counted as present thereat for purposes of calculating a quorum; and

(b) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Subject Shares (i) in favor of the adoption of the Merger Agreement, (ii) without limiting the foregoing clause (i), in favor of any proposal to adjourn or postpone any meeting of the Company Stockholders at which the matters described in the preceding clause (i) are submitted for the consideration and vote of the Company Stockholders to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held, (iii) against any Acquisition Proposal, (iv) against any action, proposal, transaction or agreement that would reasonably be expected to result in any of the conditions to the Merger expressly set forth in the Merger Agreement not being fulfilled or not being capable of being fulfilled and (v) against any action, proposal, transaction or agreement that such Stockholder reasonably believes would reasonably be expected to prevent, impede or materially delay the consummation of the Merger or the Transactions.

Notwithstanding anything to the contrary in this Agreement, no Stockholder shall be obligated (i) to be present (in person or by proxy), or to cause any of its Subject Shares to be present for purposes of establishing a quorum, or (ii) to vote (or cause to be voted) any of its Subject Shares, in each case to authorize, adopt, approve or ratify any Adverse Amendment (including by written consent or otherwise).

2. No Inconsistent Agreements. Each Stockholder hereby represents and warrants, and covenants and agrees that, except for this Agreement, such Stockholder (a) is not currently party to, and shall not enter into at any time during the Term, any voting agreement, voting trust or similar agreement with respect to any of the Subject Shares and does not have any Subject Shares currently deposited, and shall not deposit at any time during the Term any of the Subject Shares, in any voting trust, (b) has not granted (which grant is currently in effect), and shall not grant at any time during the Term, a proxy, consent or power of attorney with respect to any of the Subject Shares (other than to Parent and the designees of Parent to vote the Subject Shares in accordance with Section 1), (c) has not given, and shall not give at any time during the Term, any voting instructions or authorities in any manner inconsistent with Section 1 with respect to any of the Subject Shares and (d) has not taken, and shall not take at any time during the Term, any action that would reasonably be expected to constitute a breach hereof or have the effect of preventing such Stockholder from performing any of its obligations under this Agreement.

3. Transfer of Subject Shares.

(a) Except as provided in this Agreement, each Stockholder hereby agrees, during the period commencing on the date hereof and continuing until the Company’s receipt of the Requisite Stockholder Approval, not to, directly or indirectly, Transfer (as defined below), either voluntarily or involuntarily, or enter into any Contract, option, put, call or other agreement, arrangement or understanding providing for the Transfer of, any of the Subject Shares or any interest therein; provided, that nothing herein shall prohibit a Transfer of Subject Shares (i) to an Affiliate of such Stockholder, (ii) pursuant to any trust or will of such Stockholder or (iii) by the Laws of intestate succession (in the case of each of clauses (i)-(iii), a “Permitted Transfer”); provided, further, that a Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee (including any and all transferees and subsequent transferees of the initial transferee) (each, a “Transferee”) agrees in writing to be bound by each of the terms of, and to assume all of the obligations of such Stockholder under, this Agreement by executing and delivering to Parent a joinder agreement in form and substance reasonably acceptable to Parent. On the execution and delivery of a joinder agreement by such Transferee, such Transferee shall be deemed to be a party hereto as if such Transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Stockholder. Any Transfer or attempted Transfer of any Subject Shares in violation of this Agreement shall be null and void ab initio.

(b) If any involuntary Transfer of any Subject Shares shall occur, the Transferee shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement.

(c) For purposes of this Agreement, “Transfer” means any direct or indirect transfer, sale, assignment, hedge, pledge, encumbrance, hypothecation, grant of a security interest in, gift, distribution or other disposal of all or any portion of the Subject Shares, by operation of Law or otherwise, of the Subject Shares.

(d) At all times from the date hereof until the earlier of (i) the Company’s receipt of the Requisite Stockholder Approval and (ii) the Expiration Time, in furtherance of this Agreement, each Stockholder hereby authorizes the Company (or its counsel) to notify its transfer agent that there is a stop transfer order with respect to all of the Subject Shares (and that this Agreement places limits on the voting and transfer of the Subject Shares), subject to the provisions hereof and provided that any such stop transfer order and notice shall immediately be withdrawn and terminated by the Company promptly following the earlier of (x) the Company’s receipt of the Requisite Stockholder Approval and (y) the Expiration Time.

(e) For the avoidance of doubt, the fact, in and of itself, that any Subject Shares are held in a margin account or pledged pursuant to the terms thereof shall not be deemed a breach or violation of any representation, warranty or covenant contained herein; provided that no event has occurred that, with or without notice or lapse of time or both, would result in foreclosure on the Subject Shares.

4. Notification; Further Assurances; Disclosure. Each Stockholder shall notify Parent and the Company promptly in writing of the direct or indirect acquisition of record or beneficial ownership of additional Company Shares by such Stockholder during the Term (including pursuant to a stock split, reverse stock split, stock dividend or distribution (including any dividend or distribution of securities convertible into Company Shares), recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction), all of which shall be considered Subject Shares, and shall be subject to the terms of this Agreement as though owned by such acquiring Stockholder on the date hereof. From time to time and without additional consideration, each Stockholder shall use commercially reasonable efforts to execute and deliver, or cause to be executed and delivered, such additional instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out the intent of this Agreement. Without limiting the foregoing, each Stockholder hereby severally as to itself only, but not jointly with any other Stockholder, authorizes Parent and the Company to publish and disclose in any public filing made in connection with the Merger Agreement, the Merger and the transactions contemplated thereby or in connection with this Agreement and in any other announcement or disclosure required by applicable Law, such Stockholder’s identity and ownership of the Subject Shares and the nature of such Stockholder’s obligations under this Agreement, authorizes Parent to include this Agreement as an exhibit to any filing required to be made by Parent with the SEC in connection with this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, and authorizes the Company to include this Agreement as an exhibit to any filing required to be made by the Company with the SEC in connection with the Merger Agreement and the transactions contemplated thereby. The Stockholders may disclose the nature of their obligations under this Agreement in, and include this Agreement as an exhibit to, any Schedule 13D (or amendment thereto) required to be filed by any such Stockholder with the SEC; provided that the Stockholders shall (i) provide Parent a reasonable opportunity to review drafts of all Schedule 13D filings (or amendments thereto) prior to filing any Schedule 13D filing (or amendment thereto) with respect to the Company with the SEC and (ii) consider in good faith all comments thereto proposed by Parent.

5. Representations and Warranties.

(a) Each Stockholder on its own behalf hereby represents and warrants to Parent, severally and not jointly, with respect to such Stockholder as follows:

(i) Organization; Good Standing. Such Stockholder that is a corporation or other legal entity is duly organized, validly existing and in good standing under the Laws of its state of formation or incorporation.

(ii) Authority. Such Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Stockholder and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a valid and binding obligation of such Stockholder enforceable in accordance with its terms, except as may be limited by the Enforceability Exceptions. No proceedings or authorizations on the part of the Stockholder (or its governing body, general partner, board of directors, partners or other equityholders, as applicable) that have not been completed or obtained are necessary to authorize or adopt this Agreement or to consummate the transactions contemplated by this Agreement.

(iii) No Conflicts. The execution and delivery of this Agreement by such Stockholder, the performance by such Stockholder of its obligations hereunder and the consummation by it of the transactions contemplated by this Agreement do not (A) violate or conflict with any provision of the charter, bylaws, or other organizational documents, as applicable, of such Stockholder, (B) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Contract to which such Stockholder is a party or (C) violate or conflict with any Law applicable to such Stockholder, except in each case, as would not, individually or in the aggregate, reasonably be expected to prevent, impede or materially delay the performance by the Stockholder of its obligations under this Agreement.

(iv) Consents and Approvals. The execution and delivery of this Agreement by such Stockholder, the performance by such Stockholder of its obligations hereunder and the consummation by it of the transactions contemplated hereby do not require such Stockholder to obtain any authorization from any Governmental Authority, except (a) as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” laws, (b) compliance with any applicable requirements of the HSR Act and any applicable Antitrust Laws and Foreign Investment Laws, (c) the applicable rules and regulations of the SEC or any applicable stock exchange or (d) as would not, individually or in the aggregate, reasonably be expected to restrict, prohibit, prevent, materially delay or materially impair the consummation of the Merger or the performance by the Stockholder of its obligations under this Agreement.

(v) Ownership. Such Stockholder is, as of the date hereof, the record or beneficial owner of, and has good and marketable title to, the Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto, free and clear of any and all Liens, other than those created by this Agreement or restrictions on transfer of general applicability arising under applicable securities Laws. Other than the Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto, such Stockholder does not own, of record or beneficially, any Company Shares or warrants, convertible securities or other rights to acquire Company Shares (except that such Stockholder may be deemed to beneficially own Subject Shares owned by other Stockholders). None of such Stockholder’s Subject Shares are, and at no time during the Term shall be, subject to any voting trust or other agreement or arrangement with respect to the voting of such Subject Shares. As of the date hereof, none of the Subject Shares are held in a margin account or pledged pursuant to the terms thereof, except as set forth on Exhibit A. No event has occurred that, with or without notice or lapse of time or both, would result in foreclosure on the Subject Shares.

(vi) Acknowledgement. Such Stockholder has had the opportunity to review this Agreement and the Merger Agreement with counsel of their own choosing. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

(vii) No Actions. As of the date hereof, there is no Legal Proceeding pending or, to the knowledge of the Stockholder, threatened against the Stockholder or any of its Affiliates, or any Order to which the Stockholder or any of its Affiliates is subject, that would reasonably be expected to prevent, impede or materially delay performance by the Stockholder of its obligations under this Agreement.

(b) Parent hereby represents and warrants as follows:

(i) Organization; Good Standing. Parent is duly organized, validly existing and in good standing under the Laws of its state of organization.

(ii) Authority. Parent has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable in accordance with its terms, except as enforcement may be limited by the Enforceability Exceptions. No proceedings or authorizations on the part of Parent (or its board of directors or equityholders) that have not been completed or obtained are necessary to authorize or adopt this Agreement or to consummate the transactions contemplated by this Agreement.

(iii) No Conflicts. The execution and delivery of this Agreement by Parent, the performance by Parent of its obligations hereunder and the consummation by it of the transactions contemplated by this Agreement do not (A) violate or conflict with any provision of the organizational documents of Parent, (B) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Contract to which Parent is a party or (C) violate or conflict with any Law applicable to Parent, except in each case, as would not, individually or in the aggregate, reasonably be expected to prevent, impede or materially delay the performance by Parent of its obligations under this Agreement.

(iv) Consents and Approvals. The execution and delivery of this Agreement by Parent, the performance by Parent of its obligations hereunder and the consummation by it of the transactions contemplated hereby do not require Parent to obtain any authorization from any Governmental Authority.

6. Stockholder Capacity. During the Term, no Person executing this Agreement who is or becomes a director or officer, or any other similar function or capacity, of the Company or any other Person shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director or officer, or any other similar function or capacity. Each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as the record or beneficial owner of Subject Shares and nothing herein shall limit or affect any actions taken (or any failures to act) by a Stockholder or any of its Affiliates in such Stockholder’s or Affiliate’s capacity as a director or officer, or any other similar function or capacity, of the Company or any other Person. The taking of any actions (or any failures to act) by a Stockholder or any of its Affiliates in such Stockholder’s or Affiliate’s capacity as a director or officer, or any similar function or capacity, of the Company or any other Person shall not be deemed to constitute a breach of this Agreement, regardless of the circumstances related thereto.

7. Conditional Appraisal Rights Waiver.

(a) Each Stockholder waives and agrees not to exercise or assert any appraisal rights or dissenters’ rights in respect of such Stockholder’s Subject Shares that may arise solely in connection with the Merger, in each case only so long as the Merger Agreement has not been amended or modified in a manner that would constitute an Adverse Amendment, has not been terminated, and the effective time of the Merger (the “Effective Time”) occurs. For the avoidance of doubt, this waiver shall automatically be null and void and of no further force or effect upon the termination of this Agreement, and, in such case, nothing in this Section 7 shall restrict any Stockholder from exercising appraisal or dissenters’ rights with respect to any subsequent transaction.

(b) For the avoidance of doubt, no amendment or modification to the Merger Agreement after the date hereof shall expand the obligations of any Stockholder under this Section 7 without such Stockholder’s prior written consent.

8. No Solicitation.

(a) Subject to the final sentence of this Section 8(a), during the Term, the Stockholder shall not, shall cause each of its Affiliates not to, and shall use commercially reasonable efforts to cause each of its other Representatives not to, directly or indirectly, take any action that would violate Section 5.3 of the Merger Agreement if such Stockholder were deemed to be the Company for purposes of Section 5.3 of the Merger Agreement (it being understood that the Stockholder and its Representatives shall be entitled to take any action that the Company is permitted to take or would be permitted to take, in each case, in accordance with Section 5.3 of the Merger Agreement).

(b) Notwithstanding anything to the contrary herein, the Stockholder and its Subsidiaries shall not enter into any Contract with any Person that prohibits or otherwise limits the Stockholder from complying with its obligations in this Section 8.

9. No Ownership Interest. Except as expressly set forth herein, nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares, and all rights, ownership and economic benefits relating to the Subject Shares shall remain vested in and belong to each such Stockholder. The parties hereto acknowledge and agree that the arrangements contemplated by this Agreement are not intended to constitute the formation of a “group” (as defined in Section 13(d)(3) of the Exchange Act).

10. Termination.

(a) Subject to Section 10(b), this Agreement shall automatically terminate, without further action required from any Stockholder on the earliest to occur of (i) the Effective Time, (ii) the valid termination of the Merger Agreement in accordance with its terms, (iii) the delivery of written notice of termination by the Stockholder to Parent following an Adverse Amendment (as defined below) made without the consent of such Stockholder, (iv) a Company Board Recommendation Change pursuant to Section 5.3(e) of the Merger Agreement, or (v) the date that is twelve months from the date hereof or (vi) the mutual written agreement of the Stockholder and Parent to terminate this Agreement (such time, the “Expiration Time”). “Adverse Amendment” means an amendment or modification to the Merger Agreement in the form as it exists as of the time of the execution and delivery of this Agreement in a manner that decreases the amount or changes the form (or allocation) of consideration to be paid to the Company Stockholders in the Merger, materially delays the timing of any such payment or otherwise amends or modifies the Merger Agreement in a manner materially adverse to the Company Stockholders.

(b) On termination of this Agreement, no party shall have any further obligations or liabilities hereunder; provided, that (i) no such termination shall relieve any party from liability for fraud or Willful and Material Breach of this Agreement prior to termination and (ii) the provisions of this Section 10 and Sections 11 through 22 shall survive any termination of this Agreement.

11. Remedies. The parties hereto acknowledge and agree that (a) the covenants, obligations and agreements contained in this Agreement relate to special, unique and extraordinary matters, (b) the parties hereto are relying on such covenants in connection with entering into the Merger Agreement and (c) irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur if the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breaches such provisions. The parties hereto acknowledge and agree that the parties hereto shall be entitled, in addition to any other remedy to which it may be entitled at Law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof. Each party hereto agrees not to raise any objections to the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by it or its Affiliates. Each party hereto agrees that the parties hereto shall not be required to provide any bond or other security in connection with such injunction or enforcement and irrevocably waives any right that it may have to require or request the obtaining, furnishing or posting of any such bond or other security.

12. Governing Law; Consent to Jurisdiction.

(a) This Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to this Agreement or the actions of the parties in the negotiation, administration, performance and enforcement thereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware.

(b) Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to this Agreement, for and on behalf of itself or any of its properties or assets by registered or certified mail in accordance with Section 16 or in such other manner as may be permitted by applicable Law, and nothing in this Section 12 shall affect the right of any party to serve legal process in any other manner permitted by applicable Law, (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding relating to this Agreement to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware, any state appellate court therefrom within the State of Delaware; provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware, then any such legal action or proceeding may be brought in any state court located in the State of Delaware (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iv) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Chosen Courts, (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same and (vi) agrees that it shall not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each party agrees that a final judgment in any Legal Proceeding in the Chosen Courts shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

13. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MERGER. EACH PARTY

ACKNOWLEDGES AND AGREES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) IT MAKES THIS WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

14. Amendment; Extension; Waiver. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties at any time only by execution of an instrument in writing signed on behalf of each party. At any time and from time to time prior to the Effective Time, any party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other parties, as applicable, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto and (c) subject to the requirements of applicable Law, waive compliance by the other parties with any of the agreements or conditions contained herein applicable to such parties. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by such party. Any delay in exercising any right pursuant to this Agreement shall not constitute a waiver of such right. Notwithstanding anything herein to the contrary, this Agreement may not be amended, waived or modified in any manner without the prior written consent of the Company.

15. Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other parties, except that Parent may transfer or assign any or all of its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Aﬃliates at any time. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns. No assignment by any party shall relieve such party of any of its obligations hereunder. Any purported assignment of this Agreement without the consent required by this Section 15 is null and void.

16. Notices. All notices and other communications hereunder must be in writing and shall be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service or (iii) immediately upon delivery by electronic mail or by hand (so long as no notice of failure of delivery is received by the sender), in each case to the intended recipient as set forth below:

(a) if to Parent to:

MIC Capital Management UK LLP

Duo,

Level 6,

280 Bishopsgate,

London,

EC2M 4RB

Attn:  Samuel Merksamer

    Blake Klein

   Natalia Biedermann

Email: ****

   ****

   ****

   ****

with a copy (which shall not constitute notice) to:

Freshfields US LLP

3 World Trade Center

175 Greenwich Street

New York, NY 10007

Attn: Ethan A. Klingsberg

   Oliver J. Board

   Zizi Petkova

Email: ****

   ****

   ****

(b) if to [•] to:

[Name]

[Address]

[City, State ZIP]

Attn:  [•]

Email: [•]

with a copy (which shall not constitute notice) to:

[Name]

[Address]

[City, State ZIP]

Attn:  [•]

Email: [•]

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: Daniel Wolf, P.C.

   David M. Klein, P.C.

   Patrick V. Salvo

Email: ****

   ****

   ****

Any notice received at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day shall be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any party may provide notice to the other parties of a change in its address or e-mail address through a notice given in accordance with this Section 16, except that that notice of any change to the address or any of the other details specified in or pursuant to this Section 16 shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date (A) specified in such notice or (B) that is one (1) Business Day after such notice would otherwise be deemed to have been received pursuant to this Section 16.

17. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

18. Entire Agreement. This Agreement and the Merger Agreement and such other documents and instruments and other agreements among the parties as contemplated by or referred to herein, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

19. Third Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies upon any Person and their respective successors and permitted assigns other than the parties hereto; provided, that the parties hereto specifically acknowledge and agree that the Company is an intended third party beneficiary under this Agreement.

20. Counterparts. This Agreement and any amendments hereto may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by Electronic Delivery, shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

21. Certain Interpretations. The rules of interpretation set forth in Section 1.3 of the Merger Agreement shall apply to this Agreement, mutatis mutandis. For purposes of this Agreement, no “portfolio company” (as such term is customarily used in the private equity industry) of any Affiliated Fund of any Stockholder shall constitute an Affiliate of such Stockholder. “Affiliated Fund” in relation to each Stockholder shall mean any investment fund, vehicle or account the investment advisor to, or manager of which, is such Stockholder’s investment advisor or manager or an Affiliate thereof.

22. Transactions Affecting Subject Shares. In the event of any stock split, reverse stock split, stock dividend or distribution (including any dividend or distribution of securities convertible into Company Shares), recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction affecting the Subject Shares, the terms of this Agreement shall apply to the resulting shares.

23. Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the termination of this Agreement, but such non-survival shall be subject to the proviso to Section 10(b).

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

PARENT:

Madison Parent Inc.

By:
Name:
Title:

[Signature Page to Support Agreement]

STOCKHOLDERS:

On behalf of the Stockholders listed on Schedule A

By:
Name:
Title:

[Signature Page to Support Agreement]

Schedule A

Stockholders	Company Shares
	[•	]
	[•	]

Total	[•	]